Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237426

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Class B common stock, par value $0.001 per share	23,000,000 shares	$85.00	$1,955,000,000.00	$213,290.50

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 3,000,000 additional shares of Class B common stock.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated March 27, 2020)

20,000,000 Shares

Class B Common Stock

ViacomCBS Inc. is offering 20,000,000 shares of its Class B common stock, par value $0.001 per share (the “Class B common stock”).

Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.” The last reported sale price of our Class B common stock on The Nasdaq Global Select Market on March 23, 2021 was $91.25 per share.

Concurrently with this offering, we are also offering 10,000,000 shares of our 5.75% Series A Mandatory Convertible Preferred Stock, liquidation preference $100.00 per share (the “Concurrent Offering”) pursuant to a separate prospectus supplement. We have also granted the underwriters of the Concurrent Offering a 30-day option to purchase up to 1,500,000 additional shares of our Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any. Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. The Concurrent Offering is being made pursuant to a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of our Mandatory Convertible Preferred Stock to be issued in the Concurrent Offering.

Investing in our securities involves risks. See the risks described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (our “2020 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) before investing in any of our securities.

	Per Share	Total
Public Offering Price	$85.00	$1,700,000,000
Underwriting discounts and commissions (1)	$1.38125	$27,625,000
Proceeds, before expenses, to us	$83.61875	$1,672,375,000

(1)	See “Underwriting” beginning on page S-13 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to 3,000,000 additional shares of Class B common stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class B common stock to purchasers against payment therefor in New York, New York on March 26, 2021.

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

Citigroup	Goldman Sachs & Co. LLC	Mizuho Securities	Siebert Williams Shank

Co-Managers

BNP PARIBAS	RBC Capital Markets	SMBC Nikko	TD Securities	SOCIETE GENERALE	MUFG

CastleOak Securities, L.P.	Ramirez & Co., Inc.	Academy Securities	R. Seelaus & Co., LLC

Wells Fargo Securities	BNY Mellon Capital Markets, LLC	IMI – Intesa Sanpaolo

The date of this prospectus supplement is March 23, 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC. Under the shelf registration process, from time to time, we may offer and sell debt securities, preferred stock, our Class A common stock, our Class B common stock or warrants representing rights to purchase any of the other securities that we might offer under the accompanying prospectus, or any combination thereof, in one or more offerings.

In this prospectus supplement, unless we indicate otherwise or the context otherwise requires, we use the terms “ViacomCBS,” “the company,” “we,” “us,” and “our” and similar words to refer to ViacomCBS Inc., a Delaware corporation, and its consolidated subsidiaries. References to “common stock” mean our “Class A common stock” and “Class B common stock” and references to “Mandatory Convertible Preferred Stock” mean the 5.75% Series A Mandatory Convertible Preferred Stock that we are offering in the Concurrent Offering. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. The Concurrent Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of our Mandatory Convertible Preferred Stock References to “$” and “dollars” are to United States dollars.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results,

S-ii

performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: whether or not we will be able to complete this offering and/or the Concurrent Offering on the terms contemplated herein, if at all; changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging, the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the SEC, including but not limited to our 2020 Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of securities.

MiFID II product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements contained within: (a) Directive 2014/65/EU (as amended, “MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the Class B Common Stock have been subject to a product approval process, which has determined that such Class B Common Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Class B Common Stock may decline and investors could lose all or part of their investment; the Class B Common Stock offer no guaranteed income and no capital protection; and an investment in the Class B Common Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer. For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of

S-iii

MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Class B Common Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Class B Common Stock and determining appropriate distribution channels.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that any offer of securities in the United Kingdom (“UK”) will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of securities.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

UK MIFIR product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements of Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”) and/or any equivalent requirements elsewhere to the extent determined to be applicable, and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements and/or any equivalent requirements elsewhere to the extent determined to be applicable) may otherwise have with respect thereto, the Class B Common Stock have been subject to a product approval process, which has determined that such Class B Common Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in Chapter 3 of the FCA Handbook Conduct of Business Sourcebook; and (ii) eligible for distribution through all permitted distribution channels (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Class B Common Stock may decline and investors could lose all or part of their investment; the Class B Common Stock offer no guaranteed income and no capital protection; and an investment in the Class B Common Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of Chapters 9A or 10A respectively of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Class B Common Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Class B Common Stock and determining appropriate distribution channels.

S-iv

SUMMARY

The following is a summary of certain information explained in more detail elsewhere in or incorporated by reference into this prospectus supplement. In addition to this summary, you should read the entire document carefully, including the risks relating to ViacomCBS’ businesses discussed in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the “Risk Factors” section of our 2020 Form 10-K and the consolidated financial statements and the related notes thereto in our 2020 Form 10-K, which are incorporated by reference herein, and any related free writing prospectus before deciding to invest in our Class B common stock.

ViacomCBS Inc.

We are a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. We operate through the following segments:

•

TV Entertainment. Our TV Entertainment segment operates the CBS Television Network, our domestic broadcast network; CBS Studios and CBS Media Ventures, our television production and syndication operations; our streaming services, including Paramount+; CBS Sports Network, our cable network focused on college athletics and other sports; and CBS Television Stations, our owned broadcast television stations.

•

Cable Networks. Our Cable Networks segment operates a portfolio of streaming services, including Pluto TV, a leading free advertising-supported streaming television service in the U.S., and Showtime Networks’ premium subscription streaming service; premium subscription cable networks, including SHOWTIME; basic cable networks, including BET, Nickelodeon, MTV, Comedy Central, Paramount Network and Smithsonian Channel; international extensions of these brands; and our international free-to-air broadcast networks such as Network 10, Channel 5 and Telefe.

•

Filmed Entertainment. Our Filmed Entertainment segment operates Paramount Pictures, Paramount Players, Paramount Animation and Paramount Television Studios, and also includes Miramax, a consolidated joint venture.

We were organized as a Delaware corporation in 1986. Our principal offices are located at 1515 Broadway, New York, New York 10036. Our telephone number is (212) 258-6000 and our website is www.ViacomCBS.com. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus. On December 4, 2019, Viacom Inc. (“Viacom”) merged with and into CBS Corporation (“CBS”), with CBS continuing as the surviving company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2019, as amended on October 16, 2019. At the effective time of the Merger, we changed our name to “ViacomCBS Inc.”

Concurrent Offering

Concurrently with this offering of Class B common stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 10,000,000 shares of our Mandatory Convertible Preferred Stock (and up to 1,500,000 additional shares of our Mandatory Convertible Preferred Stock if the underwriters in the Concurrent Offering exercise in full their over-allotment option to purchase additional shares within 30 days from the date of the prospectus supplement for the Concurrent Offering). We estimate that the net proceeds to us from the Concurrent Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $983.09 million (or approximately $1.13 billion if the underwriters in the Concurrent Offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock). We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming. See “Use of Proceeds.”

Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. The Concurrent Offering is being made pursuant to a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of our Mandatory Convertible Preferred Stock to be issued in the Concurrent Offering.

The Offering

The following is a brief summary of some of the principal terms of the Class B common stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. Refer to the section of the accompanying prospectus entitled “Description of Common Stock” for a more detailed description of the terms of the Class B common stock. As used in this section, “we,” “our,” and “us” refer to ViacomCBS Inc. and not to any of its consolidated subsidiaries.

Issuer	ViacomCBS Inc.

Securities offered	20,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B common stock”).

Underwriters’ Option	We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 3,000,000 additional shares of Class B common stock at the public offering price, less the underwriting discounts and commissions.

Class B Common Stock Outstanding after this Offering	585,304,828 shares (or 588,304,828 shares if the underwriters exercise in full their option to purchase additional shares of Class B common stock). See “Shares Outstanding Following the Offerings.”

Concurrent Offering	Concurrently with this offering of Class B common stock, we are offering 10,000,000 shares of our Mandatory Convertible Preferred Stock (or 1,500,000 additional shares of our Mandatory Convertible Preferred Stock if the underwriters in the Concurrent Offering exercise in full their over-allotment option to purchase additional shares) pursuant to a separate prospectus supplement. Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Offering.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $1.67 billion (or approximately $1.92 billion if the underwriters exercise in full their option to purchase additional shares of our Class B common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming. See “Use of Proceeds.”

Material U.S. Federal Income Tax Considerations	The material U.S. federal income tax considerations of owning and disposing of the Class B common stock are described in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Listing	Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.”

Transfer Agent and Registrar	Equiniti Trust Company is the transfer agent and registrar agent for our Class B common stock.

Risk Factors	Investing in our common stock involves risks. See the risks that are described in the “Risks Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” section of our 2020 Form 10-K for a discussion of the factors you should consider carefully before deciding to invest in our Class B common stock.

The risks described in the “Risks Factors” sections in this prospectus supplement and the 2020 Form 10-K are considered to be the most material but are not the only ones we are facing. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Shares Outstanding Following the Offerings

Immediately after the consummation of this offering, based on 565,304,828 shares of our Class B common stock issued and outstanding as of December 31, 2020, we will have 585,304,828 shares (or 588,304,828 shares, if the underwriters exercise in full their option to purchase additional shares of our Class B common stock) of our Class B common stock issued and outstanding. We had 502,137,566 shares of treasury stock issued as of December 31, 2020. Such numbers of shares of Class B common stock exclude:

•

20,204,002 shares of our Class B common stock (including 2,635,305 shares of our Class B common stock, if the underwriters in the Concurrent Offering exercise in full their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock) that would initially be issuable upon conversion of Mandatory Convertible Preferred Stock issued in the Concurrent Offering, in each case assuming the maximum number of shares of Class B common stock issuable upon mandatory conversion, subject to anti-dilution, make-whole and other possible adjustments or any shares of our Class B common stock that may be issued in payment of a dividend, fundamental change dividend make-whole amount or accumulated dividend amount;

•	14,140,724 shares of our Class B common stock issuable upon exercise of outstanding options at a weighted average exercise price of $60.72 per share;

•	14,000,630 shares of our Class B common stock issuable upon vesting of outstanding restricted stock units and performance stock units; and

•	32,637,929 shares of our Class B common stock reserved for future grants under our Long-Term Incentive Plans.

RISK FACTORS

Investing in our common stock involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including the risks and uncertainties set forth under the heading “Risk Factors” in our 2020 Form 10-K, as well as any other document we may file with the SEC that is incorporated by reference herein. The risks and uncertainties described in this prospectus supplement as well as the documents incorporated by reference herein are not the only ones we are facing. Additional risks and uncertainties that we do not currently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein or other unknown or currently immaterial risks or uncertainties actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in our common stock.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement.

Risks Relating to Our Class B Common Stock

The market price of our Class B common stock has been and could remain volatile, and accordingly, the value of an investment in our Class B common stock may also fluctuate.

Stock markets in general and our Class B common stock in particular have experienced significant price and trading volume volatility, including as a result of the ongoing COVID-19 pandemic. The market price and trading volume of our Class B common stock may continue to be subject to significant fluctuations due to various factors, as well as economic and geopolitical conditions in general and to variability in the prevailing sentiment regarding our operations or business prospects, as well as, among other things, changing investment priorities of our stockholders or prospective stockholders. Because the market price of our Class B common stock fluctuates significantly, stockholders may not be able sell their shares at attractive prices.

The Concurrent Offering and future sales of substantial amounts of our Class B common stock could affect the market price of our Class B common stock.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 10,000,000 shares of our Mandatory Convertible Preferred Stock (and up to 1,500,000 additional shares of Mandatory Convertible Preferred Stock that the underwriters in the Concurrent Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering, to purchase from us, solely to cover over-allotments, if any). Neither the completion of this offering nor of the Concurrent Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Offering does not occur, and vice versa. We cannot assure you that the Concurrent Offering will be completed on the terms described herein, or at all.

The Concurrent Offering and future sales of substantial amounts of our Class B common stock or other securities convertible or exchangeable into shares of our Class B common stock into the public market whether by us or any of our security holders, including shares of Class B common stock issued and delivered pursuant to the terms of the Mandatory Convertible Preferred Stock or issued upon exercise of options or warrants, or the vesting of restricted stock units, or in connection with other potential acquisitions or business combinations, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our Class B common stock and our ability to raise capital in the future.

Any of these events may dilute your ownership interest in us and any of these events or the perception that these sales and/or conversions or exchanges could occur may have an adverse impact on the price of our Class B common stock. Furthermore, sales of a substantial amount of our Class B common stock in the public market, or the perception that these sales may occur, could reduce the market price of our Class B common stock. This could also impair our ability to raise additional capital through the sale of our securities.

The Mandatory Convertible Preferred Stock may adversely affect the market price of our Class B common stock.

The market price of our Class B common stock is likely to be influenced by the Mandatory Convertible Preferred Stock, when, and if, issued. For example, the market price of our Class B common stock could become more volatile and could be depressed by: (i) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our Class B common stock received upon conversion of the Mandatory Convertible Preferred Stock; (ii) possible sales of our Class B common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us than owning shares of our Class B common stock; and (iii) hedging or arbitrage trading activity that may develop involving the Mandatory Convertible Preferred Stock and our Class B common stock.

Our Class B common stock is subordinate to our existing and future indebtedness, the Mandatory Convertible Preferred Stock, when, and if, issued, and any other preferred stock we may issue in the future.

Shares of our Class B common stock are equity interests that will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy our claims, including in a liquidation of the Company. Additionally, holders of our Class B common stock may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Our Class B common stock will rank junior to our Mandatory Convertible Preferred Stock, when, and if, issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our Mandatory Convertible Preferred Stock, if any, then outstanding through the most recently completed dividend period, no dividends may be declared or paid on our Class B common stock and we will not be permitted to repurchase any of our Class B common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our Class B common stock until we have paid to holders of our Mandatory Convertible Preferred Stock then outstanding, if any, a liquidation preference equal to $100.00 per share plus accumulated and unpaid dividends.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue one or more additional series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue additional shares of preferred stock, it may adversely affect the market price of our Class B common stock. Our board of directors also has the power, without stockholder approval, subject to applicable Delaware law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Class B common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional shares of preferred stock in the future that has a preference over our Class B common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional shares of preferred stock with voting rights, the rights of holders of our Class B common stock or the market price of our Class B common stock could be adversely affected.

Certain rights of the holders of the Mandatory Convertible Preferred Stock, when, and if, issued could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change. In addition, provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or prevent our acquisition by a third party.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to April 1, 2024, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock. These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest. Such provisions include:

•

a requirement that stockholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of Class B common stock or preferred stock without stockholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all stockholders entitled to vote thereon, voting together as a single class).

In addition, as permitted by Delaware law, an amendment to our Amended and Restated Certificate of Incorporation or other corporate action that is approved by stockholders may provide mandatory special treatment for specified groups of nonconsenting stockholders of the same class. For example, an amendment to our Amended and Restated Certificate of Incorporation or other corporate action may provide that shares of common stock held by designated stockholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

All of these provisions may limit the price that investors may be willing to pay for shares of our common stock and the Mandatory Convertible Preferred Stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $1.67 billion (or approximately $1.92 billion if the underwriters exercise in full their option to purchase additional shares of Class B common stock). We intend to use the combined net proceeds from this offering and the Concurrent Offering for general corporate purposes, including investments in streaming.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of shares of our Class B common stock applicable to Non-U.S. Holders (as defined below). This summary does not purport to be a comprehensive description of all the potential tax considerations that may be relevant to a holder’s decision to purchase our Class B common stock, including tax consequences that arise from rules of general application to all taxpayers or certain classes of taxpayers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations (including proposed Treasury regulations) promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, or subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership or disposition of our Class B common stock.

This summary assumes that our Class B common stock will be held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to Non-U.S. Holders in light of their particular circumstances, does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences. In addition, this discussion does not address all tax considerations that may be applicable to a Non-U.S. Holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	controlled foreign corporations and passive foreign investment companies;

•	dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	partnerships or other pass-through entities or arrangements (or investors therein);

•	certain former citizens or long-term residents of the United States;

•	persons that hold our Class B common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons that own, actually or constructively, more than 5% of our Class B common stock; and

•	“U.S. Holders” (as defined below).

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class B common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Class B common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class B common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership and disposition of our Class B common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS B COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Distributions

Distributions of cash or property, if any, made on our Class B common stock to a Non-U.S. Holder of our Class B common stock generally will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Special certifications and requirements may apply to a Non-U.S. Holder that is an intermediary or that owns stock through an intermediary. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence.

If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of our Class B common stock and will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in such share of our Class B common stock, and thereafter will be treated as capital gain. See “—Gain on Sale or Other Taxable Disposition” below.

Gain on Sale or Other Taxable Disposition

Subject to the discussion below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of our Class B common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been at any time during the five-year period preceding such sale or other taxable disposition (or the Non-U.S. Holder’s holding period, if shorter), a “United States real property holding corporation.” We believe that we are not currently, and we do not anticipate becoming, a “United States real property holding corporation.” Even if we are treated as a “U.S. real property holding corporation,” such treatment will not cause gain realized by a Non-U.S. Holder on a sale or other taxable disposition of our Class B common stock to be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the sale or other taxable disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market.

Information Reporting and Backup Withholding

Generally, distributions in respect of our Class B common stock to a Non-U.S. Holder, and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of our Class B common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of the proceeds of the sale or other disposition of our Class B common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary, or (ii) the payee otherwise establishes an exemption; and generally will not be subject to backup withholding. Payments of the proceeds of a sale or other disposition of our Class B common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability

(if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA

Non-U.S. Holders should be aware that, under Sections 1471 through 1474 of the Code (“FATCA”), a 30% withholding tax will be imposed on certain payments (which could include dividends in respect of our Class B common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity, or a related entity, register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold our Class B common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA, and such IGAs may alter one or more of the FATCA information reporting rules. Holders should consult their tax advisors regarding the potential application and impact of these requirements based on their particular circumstances. Particularly, Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our Class B common stock and the entities through which they hold our our Class B common stock.

The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing and disposing of our Class B common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of Class B common stock indicated below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	8,923,076
J.P. Morgan Securities LLC	2,307,691
Citigroup Global Markets Inc.	1,476,923
Goldman Sachs & Co. LLC	646,154
Mizuho Securities USA LLC	646,154
Siebert Williams Shank & Co., LLC	646,154
BNP Paribas Securities Corp.	528,462
RBC Capital Markets, LLC	528,462
SMBC Nikko Securities America, Inc.	528,462
TD Securities (USA) LLC	528,462
SG Americas Securities, LLC	528,462
MUFG Securities Americas Inc.	528,462
CastleOak Securities, L.P.	392,308
Samuel A. Ramirez & Company, Inc.	392,308
Academy Securities, Inc.	392,308
R. Seelaus & Co., LLC	341,538
Wells Fargo Securities, LLC	221,538
BNY Mellon Capital Markets, LLC	221,538
Intesa Sanpaolo S.p.A.	221,538

Total	20,000,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of Class B common stock subject to their acceptance of the shares of Class B common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class B common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class B common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the shares of Class B common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.82875 per share under the public offering price. After the initial offering of the shares of Class B common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,000,000 additional shares of Class B common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Class B common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of Class B common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 3,000,000 additional shares of Class B common stock.

		Total
	Per Share of Class B Common Stock	No Exercise	Full Exercise
Public offering price	$85.00	$1,700,000,000	$1,955,000,000
Underwriting discounts and commissions to be paid by us	$1.38125	$27,625,000	$31,768,750
Proceeds, before expenses, to us	$83.61875	$1,672,375,000	$1,923,231,250

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $593,500.

Our Class B common stock has been approved for quotation on The Nasdaq Global Select Market under the trading symbol “VIAC.”

We have agreed that we will not (and that we will ensure our affiliates (other than National Amusements, Inc.) do not) (i) offer, sell, contract to sell, announce the intention to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or file (or participate in the filing) with the SEC a registration statement relating to any shares of our Class B common stock or securities convertible into or exchangeable for securities of our Class B common stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class B common stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class B common stock, or publicly announce an intention to effect any such transaction, in each case without the prior written consent of Morgan Stanley & Co. LLC for a period of 90 days after the date of this prospectus supplement, other than (a) the shares of our Class B common stock to be sold pursuant to this prospectus supplement; (b) any shares of our Class B common stock issued upon the conversion of securities (including shares of our Class A common stock) or the exercise of warrants outstanding as of the date of this prospectus supplement; (c) our issuance of Mandatory Convertible Preferred Stock in the Concurrent Offering or any shares of Class B common stock upon settlement thereof; (d) our issuance of shares of Class B common stock issuable as dividends on the Mandatory Convertible Preferred Stock; (e) our issuance of Class B common stock, options or other securities pursuant to any of our employee stock option plan, stock ownership plan or dividend reinvestment plan or any other plan in effect as of the date of this prospectus supplement; (f) the filing of a registration statement on Form S-8 with respect to any employee stock option plan, stock ownership plan, dividend reinvestment plan or any other plan described in clause (e) above; (g) our issuance of Class B common stock, options or other securities convertible into or exercisable for shares of Class B common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of this prospectus supplement; and (h) the entering into an acquisition agreement, or the public announcement of such agreement, that would provide for the issuance of Class B common stock, provided that any such issuance may not occur during the 90-day period described in the foregoing sentence.

Our directors, our executive officers and National Amusements, Inc., our controlling stockholder, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. LLC, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class B common stock or any securities convertible into or exercisable or exchangeable for Class B common stock, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class B common stock or any securities convertible into or exercisable or exchangeable for Class B common stock, whether in any case such transaction is to be settled by delivery of Class B common stock or such other securities, in cash, or otherwise.

In order to facilitate the offering of the Class B common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class B common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time. Such stabilization shall be in accordance with Regulation M.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of Class B common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, commercial banking, investment banking, corporate trust and advisory services for us for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in various other transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In addition, the underwriters are acting as underwriters in connection with the Concurrent Offering.

One or more of the underwriters may be restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not be U.S.-registered broker-dealer(s). All sales of securities in the U.S. will be made by or through U.S.-registered broker-dealers.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA Member State”), no shares of Class B common stock have been offered or will be offered pursuant to the offering to the public in that EEA Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that EEA Member State or, where appropriate, approved in another EEA Member State and notified to the competent authority in that EEA Member State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that EEA Member State of any shares at any time to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the EU Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

Each underwriter has represented and agreed that it has not made and will not make an offer of shares of Class B common stock which are the subject of the offering contemplated by this prospectus supplement to the public in that EEA Member State, except that it may make an offer of such shares of Class B common stock to any legal entity that is a qualified investor as defined in Article 2 of the EU Prospectus Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Class B Common Stock under the offers to the public contemplated in this prospectus supplement, or to whom the Class B Common Stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires Class B Common Stock is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

MiFID II product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements contained within: (a) Directive 2014/65/EU (as amended, “MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the Class B Common Stock have been subject to a product approval process, which has determined that such Class B Common Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Class B Common Stock may decline and investors could lose all or part of their investment; the Class B Common Stock offer no guaranteed income and no capital protection; and an investment in the Class B Common Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer. For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Class B Common Stock.

Each distributor is responsible for undertaking its own target market assessment in respect of the Class B Common Stock and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In relation to the UK, no shares of Class B common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation and the FSMA, except that it may make an offer to the public in the UK of any shares at any time to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation, provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

Each underwriter has represented and agreed that it has not made and will not make an offer of shares of Class B common stock which are the subject of the offering contemplated by this prospectus supplement to the public in the UK, except that it may make an offer of such shares of Class B common stock to any legal entity that is a qualified investor as defined in Article 2 of the UK Prospectus Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any Class B Common Stock under the offers to the public contemplated in this prospectus supplement, or to whom the Class B Common Stock are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it and any person on whose behalf it acquires Class B Common Stock is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation.

This document is for distribution only to person who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; (iii) are outside the UK; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the shares of Class B common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the shares of Class B common stock in, from or otherwise involving the UK.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129, as amended, as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

UK MIFIR product governance / Professional investors and eligible counterparties only target market

Solely for the purposes of the product governance requirements of Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK Product Governance Requirements”) and/or any equivalent requirements elsewhere to the extent determined to be applicable, and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the UK Product Governance Requirements and/or any equivalent requirements elsewhere to the extent determined to be applicable) may otherwise have with respect thereto, the Class B Common Stock have been subject to a product approval process, which has determined that such Class B Common Stock are: (i) compatible with an end target market of investors who meet the criteria of professional clients and eligible counterparties, each as defined in Chapter 3 of the FCA Handbook Conduct of Business Sourcebook; and (ii) eligible for distribution through all permitted distribution channels (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the Class B Common Stock may decline and investors could lose all or part of their investment; the Class B Common Stock offer no guaranteed income and no capital protection; and an investment in the Class B Common Stock is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the offer.

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of Chapters 9A or 10A respectively of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Class B Common Stock. Each distributor is responsible for undertaking its own target market assessment in respect of the Class B Common Stock and determining appropriate distribution channels.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market (“ADGM”), or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This prospectus supplement relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

Notice to Prospective Investors in Australia

This document (i) does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); (ii) has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and (iii) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

The underwriters have acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have represented and agreed that they have not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the share to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Bermuda

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a “BVI Company”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Notice to Prospective Investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

Notice to Prospective Investors in the British Virgin Islands

The shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of Securities and Investment Business Act, 2010 (“SIBA”). Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of the Company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. Our Class B common stock is listed on The Nasdaq Global Select Market under the symbol “VIAC.”

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on February 24, 2021); and

•	Our definitive Proxy Statement on Schedule 14A filed on April 3, 2020.

You may obtain a copy of this information at no cost, by writing or telephoning us at the following address:

ViacomCBS Inc.

1515 Broadway

52nd Floor

New York, New York 10036

Attn: Investor Relations

Phone Number: (212) 258-6000

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York, and for the underwriters by Hughes Hubbard & Reed LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York. Hughes Hubbard & Reed LLP has from time to time performed legal services for ViacomCBS including its affiliates. One of our directors is a partner of Hughes Hubbard & Reed LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

VIACOMCBS INC.

Debt Securities

Preferred Stock

Class A Common Stock

Class B Common Stock

Warrants

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:

•	debt securities;

•	preferred stock;

•	voting Class A Common Stock;

•	non-voting Class B Common Stock; and

•	warrants representing rights to purchase any of the other securities that may be sold under this prospectus.

The debt securities may be convertible into or exchangeable for Class A Common Stock, Class B Common Stock or preferred stock, and the preferred stock may be convertible into or exchangeable for Class A Common Stock or Class B Common Stock.

Our voting Class A Common Stock and non-voting Class B Common Stock are listed and traded on The Nasdaq Global Select Market under the symbols “VIACA” and “VIAC,” respectively.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page i of this prospectus.

When we offer securities we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to one or more purchasers on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2020.

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or into the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in this prospectus. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.” You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”

In this prospectus we use the terms “ViacomCBS,” “we,” “us,” and “our” and similar words to refer to ViacomCBS Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such date.

Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our Class A Common Stock and Class B Common Stock are listed on The Nasdaq Global Select Market under the symbols “VIACA” and “VIAC,” respectively.

i

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including filings made after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed.

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed February 20, 2020) (the “Form 10-K”);

(b)

Our Current Reports on Form 8-K filed on December 4, 2019 (as amended by our Current Report on Form 8-K/A filed on February 13, 2020), January  23, 2020, January  31, 2020 (as amended by our Current Report on Form 8-K/A filed on February 3, 2020) and March 27, 2020 (only with respect to Item 8.01 thereof);

(c)

The Definitive Proxy Statement on Schedule 14A of CBS Corporation filed on April 12, 2019 (to the extent incorporated in Part III of the Annual Report on Form 10-K of CBS Corporation for the fiscal year ended December 31, 2018) (the “CBS Proxy Statement”); and

(d)

The description of our Class A Common Stock and Class  B Common Stock contained in our Form 8-A filed on December 4, 2019, and any amendment or reports filed for the purpose of updating such description.

Additional information related to the compensation arrangements of our executive officers can be found in our Registration Statement on Form S-4 (Registration No. 333-234238) filed on October 17, 2019, as amended (the “Form S-4”), in the “Interests of CBS’ Executive Officers and Directors in the Merger” section where you can find a summary of the employment agreements with each of our executive officers. These summaries are qualified in their entirety by reference to the full text of each of these agreements, which are filed as exhibits to the Form 10-K. In addition, historical compensation of our executive officers, to the extent they were executive officers of CBS Corporation (“CBS”) or Viacom Inc. (“Viacom”) prior to the Merger (as defined below), can be found in the CBS Proxy Statement and in the Annual Report on Form 10-K filed by Viacom on November 14, 2019, respectively.

Information related to certain aspects of our governance structure that were put into place in connection with the Merger can be found under the “Governance Following Completion of the Merger” section of the Form S-4.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website is www.viacbs.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: ViacomCBS Inc., 1515 Broadway, 52nd Floor, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies; evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; the impact of the coronavirus disease 2019 (COVID-19) pandemic and measures taken in response; and other factors described in our news releases and filings with the SEC, including but not limited to our reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein, and in the section entitled “Risk Factors” on page i of this prospectus. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

iii

THE COMPANY

We are a leading global media and entertainment company that creates content and experiences for audiences worldwide. We operate through the following four segments:

•

TV Entertainment. Our TV Entertainment segment creates and acquires programming for distribution and viewing on multiple media platforms, including our broadcast network, through multichannel video programming distributors (“MVPDs”) and virtual MVPDs, and our streaming services, as well as for licensing to third parties both domestically and internationally. TV Entertainment consists of the CBS Television Network™, CBS Television Studios®, CBS Television Distribution®, CBS Interactive®, CBS Sports Network®, CBS Television Stations™ and CBS-branded streaming services CBS All Access® and CBSN®, among others.

•

Cable Networks. Our Cable Networks segment creates and acquires programming for distribution and viewing on multiple media platforms, including our cable networks, through MVPDs and virtual MVPDs, and our streaming services, as well as for licensing to third parties both domestically and internationally. Cable Networks consists of our premium subscription cable networks Showtime®, The Movie Channel® and Flix®, and a subscription streaming offering of Showtime; our basic cable networks Nickelodeon®, MTV®, BET®, Comedy Central®, Paramount Network®, Nick Jr.®, VH1®, TV Land®, CMT®, Pop TV™ and Smithsonian Channel™, among others, as well as the international extensions of these brands operated by ViacomCBS Networks International™ ; international broadcast networks, Network 10®, Channel 5® and Telefe®; and Pluto TV™, a leading free streaming TV platform in the United States (“U.S.”).

•

Filmed Entertainment. Our Filmed Entertainment segment develops, produces, finances, acquires and distributes films, television programming and other entertainment content in various markets and media worldwide primarily through Paramount Pictures®, Paramount Players™, Paramount Animation® and Paramount Television Studios™.

•

Publishing. Our Publishing segment publishes and distributes Simon & Schuster consumer books domestically and internationally and includes imprints such as Simon & Schuster®, Scribner™, Atria Books® and Gallery Books®.

We were organized as a Delaware corporation in 1986. Our principal offices are located at 1515 Broadway, New York, New York 10036. Our telephone number is (212) 258-6000 and our website is www.viacbs.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. On December 4, 2019, Viacom merged with and into CBS, with CBS continuing as the surviving company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2019, as amended on October 16, 2019. At the effective time of the Merger, we changed our name to “ViacomCBS Inc.”

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the proceeds, net of transaction costs, from the sale of our securities for general corporate purposes, including, but not limited to, repayment of borrowings, working capital, acquisitions, capital expenditures and discretionary share repurchases. Net proceeds may be temporarily invested pending use. We will not receive any of the proceeds from the sale of securities by any selling security holders.

DESCRIPTION OF DEBT SECURITIES

The following description of ViacomCBS’ debt securities to be issued under the Indenture (as defined below) summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the Indenture. ViacomCBS will describe the specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its debt securities in the prospectus supplement relating to that series. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

ViacomCBS may issue its debt securities from time to time, in one or more series under a base indenture dated as of March 27, 2020, between ViacomCBS and Deutsche Bank Trust Company Americas, as trustee, or another trustee named in a prospectus supplement. We refer to this indenture, as may be supplemented from time to time, as the “Indenture.” The trustee under the Indenture is called the “Trustee.”

The Indenture does not limit the amount of debt securities that may be issued thereunder. The Indenture provides that debt securities may be issued up to an aggregate principal amount authorized by ViacomCBS and may be payable in any currency or currency unit designated by ViacomCBS.

General

ViacomCBS may issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. ViacomCBS may issue debt securities in one or more series with the same or various maturities and at the same or various prices including at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. ViacomCBS will describe the material United States federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount (i.e., price) at which ViacomCBS will issue the debt securities;

•	the date(s) on which the debt securities will mature;

•	the annual interest rate(s) of the debt securities, or the method of determining the rate(s);

•	the date(s) on which any interest will be payable, the date(s) on which payment of any interest will commence and the regular record date(s) for the payment of interest;

•	the terms of any mandatory or optional redemption(s), including any provisions for sinking, purchase or other similar funds or repayment options;

•	the currency unit(s) for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

•

if the currency unit(s) for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at ViacomCBS’ election or the purchaser’s election, the manner in which the election may be made;

•

if the amount of payments on the debt securities is determined by an index based on one or more currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts will be determined;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

•

the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock, indebtedness or other debt or equity securities of any person, including ViacomCBS;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the Indenture.

If ViacomCBS sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, any material United States federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, debt securities will be issued in U.S. dollars.

Unless specified otherwise in a prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee in New York, New York. However, ViacomCBS may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the Trustee, ViacomCBS or its agents.

Unless specified otherwise in a prospectus supplement, ViacomCBS will issue the debt securities in registered form and in denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but ViacomCBS may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

ViacomCBS’ rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any ViacomCBS subsidiary upon its liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that ViacomCBS’ claims as a creditor of the subsidiary may be recognized.

Ranking

Any senior debt securities will be senior unsecured obligations of ViacomCBS and will rank equally in right of payment with all of ViacomCBS’ other unsecured and unsubordinated indebtedness from time to time outstanding.

Any senior subordinated debt securities will be senior unsecured subordinated obligations of ViacomCBS and will be subordinated in right of payment to ViacomCBS’ Senior Indebtedness (as defined below).

Any debt securities will be effectively subordinated to any secured indebtedness of ViacomCBS to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that ViacomCBS or its subsidiaries can incur.

In addition, ViacomCBS conducts its operations through subsidiaries, which generate a substantial portion of ViacomCBS’ operating income and cash flow. As a result, distributions or advances from ViacomCBS’

subsidiaries are a major source of funds necessary to meet ViacomCBS’ debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of ViacomCBS to obtain cash required to pay ViacomCBS’ debt service obligations, including payments on the debt securities. The debt securities (whether senior or subordinated obligations of ViacomCBS) will be structurally subordinated to all obligations of ViacomCBS’ subsidiaries including claims with respect to trade payables. This means that holders of the debt securities of ViacomCBS will have a junior position to the claims of creditors of ViacomCBS’ subsidiaries on the assets and earnings of such subsidiaries. As of December 31, 2019, ViacomCBS’ direct and indirect subsidiaries had approximately $44 million of indebtedness, including finance lease obligations.

Global Securities

ViacomCBS may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. ViacomCBS may issue global securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities, or by ViacomCBS if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and

•	the records of depositary participants, with respect to interests of persons other than depositary participants.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

•	not receive, or be entitled to receive, physical delivery of any debt security of that series in definitive form; and

•	not be considered the owners or holders thereof under the Indenture governing the debt securities.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened without notice to or the consent of the holders for issuances of additional debt securities of such series.

Payment and Paying Agents

Any payments of principal, premium or interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither ViacomCBS, the Trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

ViacomCBS expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. ViacomCBS also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

Under the terms of the Indenture, ViacomCBS generally would be permitted to consolidate or merge with or into another entity or sell or convey all or substantially all of ViacomCBS’ respective property and assets to another entity, subject to ViacomCBS meeting all of the following conditions:

•	the resulting entity (if other than ViacomCBS) must agree through a supplemental indenture to be legally responsible for the debt securities;

•	immediately after such consolidation, merger, sale or conveyance, no Event of Default (as defined below) shall have occurred and be continuing;

•

the surviving entity to the transaction (if other than ViacomCBS) must be a corporation, association, company (including a limited liability company) or business or statutory trust organized under the laws of the United States or a state of the United States;

•	ViacomCBS must deliver certain certificates and documents to the Trustee; and

•	ViacomCBS must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

ViacomCBS may merge or consolidate with, or sell all or substantially all of its assets to any of its Subsidiaries. References in this section to the sale or conveyance of “all or substantially all of its property and assets” mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of ViacomCBS.

In the event that ViacomCBS consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for ViacomCBS under the Indenture and ViacomCBS shall be discharged from all of its obligations under the Indenture.

Limitations on Liens

ViacomCBS covenants in the Indenture that it will not create, assume or suffer to exist any Lien on any of its properties or assets, without securing the debt securities at least equally and ratably with (or prior to) the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of ViacomCBS’ total consolidated assets as of the end of ViacomCBS’ most recent accounting period preceding the creation or assumption of any such Lien (reduced by the Attributable Debt related to any permitted sale and leaseback arrangement). See “—Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Finance Leases or Indebtedness that is secured by:

•	Liens existing, in the case of any series of debt securities, on the date such series of debt securities are issued;

•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition or otherwise, including merger or consolidation);

•	Liens in favor of ViacomCBS or its Subsidiaries; and

•	Liens existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and purchase money Liens.

The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

ViacomCBS covenants in the Indenture that neither ViacomCBS nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) that has been or is to be sold or transferred by ViacomCBS or the Restricted Subsidiary to the person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;

•	the sale and leaseback arrangement is entered into between ViacomCBS and any Subsidiary of ViacomCBS or between Subsidiaries of ViacomCBS;

•

ViacomCBS or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property involved in the sale and leaseback arrangement at least equal in amount to the Attributable Debt with respect to the sale and leaseback arrangement pursuant to the first paragraph under “—Limitations on Liens” above without being required to equally and ratably secure the debt securities;

•

the proceeds of the sale and leaseback arrangement are at least equal to the fair market value of the Principal Property (as determined in good faith by the Board of Directors of ViacomCBS (the “Board of Directors”)) and ViacomCBS applies an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the sale and leaseback arrangement within 180 days of such sale to either (or a combination) of (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt for borrowed money of ViacomCBS or a Subsidiary of ViacomCBS (other than debt that is subordinated to the debt securities or debt to ViacomCBS or a Subsidiary of ViacomCBS), or (ii) the purchase, construction or development of other comparable property; or

•

the sale and leaseback arrangement is entered into within 180 days after the initial acquisition by ViacomCBS or such Restricted Subsidiary, as the case may be, of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt,” with regard to a sale and leaseback arrangement of a Principal Property, is defined in the Indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by the Board of Directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of the applicable series then outstanding), compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

The term “Principal Property” is defined in the Indenture to include any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by ViacomCBS or any Restricted Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $1.5 billion, other than any such real property and related fixtures or improvements that are determined in good faith by the Board of Directors not to be of material importance to the total business conducted by ViacomCBS and its Subsidiaries, taken as a whole. As of the date of this prospectus, neither ViacomCBS nor any of its Subsidiaries own any Principal Property.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	ViacomCBS does not pay interest on a debt security of such series within 30 days of its due date;

•	ViacomCBS does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

•

ViacomCBS remains in breach of a covenant or warranty in respect of the Indenture for 60 days after ViacomCBS receives a written notice of default; such notice must be sent by either the Trustee or holders of at least 25% in principal amount of such series of outstanding debt securities;

•	ViacomCBS files for bankruptcy or other events of bankruptcy, insolvency or reorganization specified in the Indenture occur; or

•	any other Event of Default that may be specified for the debt securities of such series when such series is created.

If an Event of Default has occurred, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity with respect to a series of debt securities may be rescinded and annulled, under specified circumstances, by the holders of a majority in principal amount of the outstanding debt securities of such series.

Except in cases of default, where the Trustee has special duties, the Trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the Trustee reasonable protection from costs, expenses, claims and liability satisfactory to the Trustee. If a reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the Indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of a series of debt securities are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:

•	holders must give the Trustee written notice of a continuing Event of Default with respect to such series;

•

holders of at least 25% in principal amount of the outstanding debt securities of such series must make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

•	the holders must offer to the Trustee indemnity reasonably satisfactory to it against the costs, expenses, claims and liabilities to be incurred in compliance with such request;

•	the Trustee must have failed to institute any such proceeding for 60 days after receipt of the notice, request and offer of indemnity; and

•	holders of a majority in principal amount of the outstanding debt securities of such series must not have given the Trustee a direction inconsistent with the above request during such 60-day period.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

Modification of the Indenture

The Indenture provides that ViacomCBS and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another entity to ViacomCBS and the assumption by any such successor of the covenants of ViacomCBS contained in the Indenture and in the debt securities;

•	adding to ViacomCBS’ covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred by the Indenture upon ViacomCBS;

•	adding additional Events of Default;

•	changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•

curing ambiguities or correcting any inconsistencies in the Indenture or making any other provisions with respect to matters or questions arising under the Indenture, as long as any such action does not adversely affect in any material respect the interest of the holders of debt securities of any series.

With specific exceptions, the Indenture or the rights of the holders of the debt securities may be modified by ViacomCBS and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding (all such series voting together as a single class); however, no modification may be made without the consent of the holders of each outstanding debt security affected, which would, among other things:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

•	change the terms of any sinking fund with respect to any debt security;

•	reduce the principal amount of any debt security, or the rate of interest thereon, or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any obligation of ViacomCBS to pay additional amounts as contemplated by the Indenture;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;

•

modify the provisions of the Indenture with respect to the mandatory redemption of debt securities or repayment of the debt securities at the option of the holders in a manner adverse to any holder of the debt securities;

•	adversely affect any right to convert or exchange any debt security as may be provided pursuant to any supplemental indenture with respect to any series of debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, waive compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture;

•	modify any of the provisions in the Indenture relating to certain waivers; or

•	modify any of the provisions of the Indenture relating to the subordination of the debt securities in a manner adverse to any holders.

Meetings

The Indenture contains provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the Indenture.

Defeasance and Covenant Defeasance

ViacomCBS may elect either (i) to defease and be discharged from any and all obligations with respect to a series of the debt securities (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, ViacomCBS must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

ViacomCBS may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If ViacomCBS exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default. If ViacomCBS exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which ViacomCBS is released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Discharge of Obligations

ViacomCBS’ obligations under the Indenture will cease to be of further effect with respect to a series of debt securities when:

•

either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the Trustee or paying agent or segregated and held in trust by ViacomCBS and thereafter repaid to ViacomCBS, or discharged from such trust in accordance with the Indenture) to the Trustee for cancellation, or (b) all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and ViacomCBS has deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

•	ViacomCBS has paid or caused to be paid all sums payable by ViacomCBS under the Indenture with respect to such series; and

•	ViacomCBS has delivered to the Trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register or in accordance with the procedures of the applicable depositary, if any.

Title

ViacomCBS, the Trustee and any agent of ViacomCBS or the Trustee may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

ViacomCBS will replace any mutilated debt security at the expense of the holders upon surrender to the Trustee. ViacomCBS will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to ViacomCBS and the Trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

In specific instances, ViacomCBS or the holders of a majority of the then outstanding principal amount of the debt securities of a series issued under the Indenture may remove the Trustee with respect to debt securities of such series and appoint a successor trustee. The Trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee.

The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by ViacomCBS or its affiliated companies and may engage in commercial transactions with ViacomCBS and its affiliated companies. The initial Trustee under the Indenture is Deutsche Bank Trust Company Americas.

Subordination

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of any senior subordinated debt securities summarizes the additional terms and provisions of such senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of ViacomCBS’ senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of senior subordinated debt securities will be described in the prospectus supplement relating to that series.

Any senior subordinated debt securities will be subordinated in right of payment to ViacomCBS’ Senior Indebtedness to the extent set forth in the applicable prospectus supplement.

The payment of the principal of, premium, if any, and interest on any senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of ViacomCBS’ Senior Indebtedness. ViacomCBS may not make payment of principal, premium, if any, sinking funds or interest, if any, on any senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for.

For purposes of the description of any senior subordinated debt securities, the term “Senior Indebtedness” of ViacomCBS means all Indebtedness of ViacomCBS, except (a) Indebtedness that, pursuant to its terms, is subordinated in right of payment to other Indebtedness and (b) Indebtedness evidenced by an instrument that expressly provides that such Indebtedness is not Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for taxes owed or owing by ViacomCBS or any trade payables.

Certain Definitions

The following definitions are applicable to the Indenture:

“Finance Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders and (y) theme park equipment and attractions) acquired or leased by such person and used in its business that is required to be recorded as a finance lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed; (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness; (iv) any obligation of such person under Finance Leases; and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (i) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Restricted Subsidiary” means a corporation, all of the outstanding voting stock of which is owned, directly or indirectly, by ViacomCBS or by one or more of its Subsidiaries, or by ViacomCBS and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

“Subsidiary” of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock that ViacomCBS may offer. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, ViacomCBS’ amended and restated certificate of incorporation, amended and restated bylaws and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

Terms of the Preferred Stock

Under ViacomCBS’ amended and restated certificate of incorporation, ViacomCBS is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has the authority, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, powers, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the Board of Directors. As of March 27, 2020 there were no shares of ViacomCBS’ preferred stock issued and outstanding.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price(s);

•

the dividend rate(s), or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the date(s) from which dividends begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

•

any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the amended and restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities that ViacomCBS may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by ViacomCBS as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of ViacomCBS. Each series of preferred stock will rank senior to the common stock and any other stock of ViacomCBS that is expressly made junior to that series of preferred stock. However, the Board of Directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the Board of Directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of ViacomCBS Class A Common Stock, voting separately as a class. The ability of the Board of Directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of ViacomCBS or changes in our management.

ViacomCBS’ rights and the rights of holders of ViacomCBS securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of ViacomCBS upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent ViacomCBS may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Notwithstanding anything herein to the contrary, in no event shall the terms of any preferred stock issued conflict with Article XI of the ViacomCBS amended and restated bylaws during the period ending December 4, 2021, including with respect to any rights of such preferred stock to elect directors.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors or a duly authorized committee of the Board of Directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, ViacomCBS will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, ViacomCBS may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of ViacomCBS or other capital stock of ViacomCBS ranking junior to that series of preferred stock as to dividends and upon liquidation. Other than in connection with the distribution or trading of any of its capital stock, ViacomCBS may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of ViacomCBS ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of ViacomCBS, the holders of the preferred stock will have preference and priority over the common stock of ViacomCBS and any other class of stock of ViacomCBS ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of ViacomCBS or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, ViacomCBS may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement. The Board of Directors or a duly authorized committee of the Board of Directors may fix other terms of redemption, if any, of such series including, without limitation, redemption prices payable in shares of ViacomCBS Class A Common Stock or ViacomCBS Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the Board of Directors or a duly authorized committee of the Board of Directors. From and after the redemption date, unless ViacomCBS is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange.

DESCRIPTION OF COMMON STOCK

The authorized common stock of ViacomCBS as set forth in its amended and restated certificate of incorporation includes 55,000,000 shares of ViacomCBS Class A Common Stock, par value $0.001 per share, and 5,000,000,000 shares of ViacomCBS Class B Common Stock, par value $0.001 per share. ViacomCBS is registering with the SEC shares of ViacomCBS Class A Common Stock and Class B Common Stock, which may be offered by ViacomCBS or one or more selling security holders to be identified in a prospectus supplement. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

The descriptions set forth below and in any prospectus supplement are not complete, and are subject to, and qualified in their entirety by reference to, ViacomCBS’ amended and restated certificate of incorporation and amended and restated bylaws and the General Corporation Law of the State of Delaware. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.

General

All issued and outstanding shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock are identical and the holders of such shares are entitled to the same rights and powers, except as provided in ViacomCBS’ amended and restated certificate of incorporation as described below.

As of February 14, 2020, there were 52,268,438 shares of ViacomCBS Class A Common Stock issued and outstanding and 561,471,552 shares of ViacomCBS Class B Common Stock issued and outstanding.

Voting Rights. Holders of ViacomCBS Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of ViacomCBS common stock are entitled to vote and the affirmative vote of a majority of the outstanding shares of ViacomCBS Class A Common Stock, voting separately as a class, is necessary to approve (i) any merger or consolidation of ViacomCBS pursuant to which shares of ViacomCBS common stock are converted into or exchanged for any other securities or consideration or (ii) certain transactions relating to Paramount Pictures Corporation and its subsidiaries or other ViacomCBS subsidiaries involved in ViacomCBS’ filmed entertainment business.

Holders of ViacomCBS Class B Common Stock do not have any voting rights, except as required by Delaware law.

Generally, all matters to be voted on by the stockholders of ViacomCBS must be approved by a majority of the aggregate voting power of the shares of capital stock of ViacomCBS having voting power present in person or represented by proxy, except as required or may become required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law.

Dividends. Holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock share ratably in any cash dividend declared by the Board of Directors, subject to the rights and preferences of any outstanding preferred stock. The Board of Directors may, at its discretion, declare a dividend of any securities of ViacomCBS or of another entity, to the holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock in the form of (i) a ratable distribution of identical securities to the holders of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock or (ii) a distribution of one class or series of securities to the holders of ViacomCBS Class A Common Stock and another class or series of securities to the holders of ViacomCBS Class B Common Stock, provided that the securities so distributed do not differ in any respect other than (x) differences in their rights (other than voting rights and powers) consistent in all material respects with the differences between ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock and (y) differences in their relative voting rights and powers, with the holders of ViacomCBS Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers

(without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock provided in the amended and restated certificate of incorporation).

Conversion. So long as there are at least 5,000 shares of ViacomCBS Class A Common Stock outstanding, each share of ViacomCBS Class A Common Stock is convertible at the option of the holder of such share into one share of ViacomCBS Class B Common Stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding-up of ViacomCBS, all holders of ViacomCBS common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of ViacomCBS common stock subject to the preferential rights of any outstanding preferred stock.

Split, Subdivision or Combination. In the event of a split, subdivision or combination of the outstanding shares of ViacomCBS Class A Common Stock or ViacomCBS Class B Common Stock, the outstanding shares of the other class of ViacomCBS common stock will be split, subdivided or combined proportionally.

Preemptive Rights. Shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of ViacomCBS. The Board of Directors possesses the power to issue shares of authorized but unissued ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges. The number of authorized shares of ViacomCBS Class A Common Stock and ViacomCBS Class B Common Stock could be increased with the approval of the holders of a majority of the outstanding shares of ViacomCBS Class A Common Stock and without any action by the holders of shares of ViacomCBS Class B Common Stock.

Other Rights. ViacomCBS’ amended and restated certificate of incorporation provides that ViacomCBS may prohibit the ownership and transfer of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of U.S. laws or regulations applicable to specified types of media companies.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to those relating to the voting rights of our common stock, may have the effect of delaying, deferring or preventing a change in ViacomCBS ownership or changes in our management. These include provisions that:

•

authorize our Board of Directors to provide for the issuance, without stockholder approval, of up to 25,000,000 shares of preferred stock with rights fixed by the Board of Directors, which rights could be senior to those of the common stock;

•	limit the number of directors constituting the entire Board of Directors to a maximum of 13 directors until December 4, 2021, and 20 directors thereafter;

•	provide that any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director;

•

provide that a special meeting of stockholders may be called only by the affirmative vote of a majority of the Board of Directors or by our Chairman of the Board, or the Chief Executive Officer, and shall be called at the written request of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, acting together as a single class; and

•

establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms of warrants that ViacomCBS may offer. ViacomCBS may issue warrants for the purchase of its debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. Warrants may be issued independently or together with any debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. The warrants are to be issued under warrant agreements to be entered into with a bank or trust company, as warrant agent, to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of ViacomCBS in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, any warrant agreement pursuant to which warrants may be issued. References to “ViacomCBS” in this description are references to ViacomCBS Inc. and not its consolidated subsidiaries, unless the context requires otherwise.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the currency unit(s) for which warrants may be purchased;

•	the designation, aggregate principal amount, currency unit(s) and terms of debt securities which may be purchased upon such exercise;

•

the designation, number of shares and terms, as applicable, of the preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock, Class A Common Stock or Class B Common Stock may be purchased upon such exercise;

•	if applicable, the designation and terms of debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock, Class A Common Stock, or Class B Common Stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to exercise any rights as stockholders of ViacomCBS, as described below under “—No Rights as Stockholders.” If ViacomCBS maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock, Class A Common Stock or Class B Common Stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which ViacomCBS may extend the expiration date, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, ViacomCBS will, as soon as reasonably practicable, issue and deliver the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, Class A Common Stock or Class B Common Stock, or a combination, subdivision or reclassification of preferred stock, Class A Common Stock or Class B Common Stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of each stock warrant, ViacomCBS may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. ViacomCBS may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but ViacomCBS will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of ViacomCBS as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock, Class A Common Stock or Class B Common Stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to ViacomCBS.

PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including but not limited to:

•	the name(s) of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the offering price of the securities and the proceeds to us or the selling security holders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We or one or more selling security holders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or one or more selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We also may sell offered securities directly.

We or one or more selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from ViacomCBS or one or more selling security holders, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or one or more selling security holders, as the case may be, pay for soliciting these contracts.

Dealers, agents and underwriters may be entitled to indemnification by us and/or any selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the dealers, agents or underwriters may be required to make in respect thereof. Dealers, agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon under United States law for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

20,000,000 Shares

Class B Common Stock

PROSPECTUS SUPPLEMENT

March 23, 2021

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

Citigroup	Goldman Sachs & Co. LLC	Mizuho Securities	Siebert Williams Shank

Co-Managers

BNP PARIBAS	RBC Capital Markets	SMBC Nikko	TD Securities	SOCIETE GENERALE	MUFG

CastleOak Securities, L.P.	Ramirez & Co., Inc.	Academy Securities	R. Seelaus & Co., LLC

Wells Fargo Securities	BNY Mellon Capital Markets, LLC	IMI – Intesa Sanpaolo